Exhibit 99.1

MR. DAVID GRYSKA APPOINTED TO FORTE BIOSCIENCES BOARD OF DIRECTORS

-Addition of Mr. David Gryska Further Strengthens Forte Board of Directors

DALLAS, TX – JANUARY 12, 2023 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), announced today that Mr. David Gryska has been appointed to the Forte Biosciences Board of Directors.

Mr. Gryska was previously the Chief Financial Officer and Executive Vice President at Incyte. Prior to joining Incyte, Mr. Gryska held the position of Chief Financial Officer and Senior Vice President at Celgene prior to its acquisition by Bristol-Myers Squibb. Mr. Gryska has spent over 30 years as a senior executive at life science and biotechnology companies with extensive experience relating to strategic transactions, acquisitions, financings and global expansion.

Mr. Gryska commented, “I am very pleased to join Paul and the Board of Forte. Paul has assembled an experienced, seasoned and talented team and I am looking forward to contributing to help Paul and the team drive long term shareholder value at Forte.”

“We are incredibly fortunate that David agreed to join our Board of Directors. I have known David for more than 20 years and have tremendous respect for him as a leader and board member at many of the world’s most innovative and successful biotechnology companies, including Seagen, Incyte, Celgene, Aerie Pharmaceuticals and GW Pharmaceuticals. Our board members have deep and valuable pharmaceutical and biotechnology experience and David’s addition significantly builds and expands on that expertise. We are excited to have someone of David’s extensive experience join the team as we drive the development of our pipeline. David brings very valuable insights and we all are looking forward to working with him.” said Forte’s chairman and CEO Paul Wagner, Ph.D.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company and the lead product, FB-102, is a proprietary molecule with potentially broad autoimmune and oncology applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials;

uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on November 14, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com